Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-161199 and 333-153223) and Form S-8 (No. 333-173647) of Samson Oil & Gas Limited of our report dated September 13, 2011 relating to the consolidated financial statements  and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado
September 13, 2011